UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2023

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2023, we held our 2023 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following four proposals: (i) to consider and vote upon the election of nine directors, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2023; (iii) to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022; and (iv) to approve the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan. The four proposals are described in detail in our definitive proxy statement, dated April 11, 2023, as filed with the United States Securities and Exchange Commission on Schedule 14A on April 11, 2023.

The votes with respect to each of the proposals are set forth below.

Proposal 1.  To consider and vote upon the election of nine directors, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes

Jeffrey T. Hanson	17,704,256	1,781,013	14,923,674
Danny Prosky	17,701,095	1,784,174	14,923,674
Mathieu B. Streiff	17,634,921	1,850,348	14,923,674
Scott A. Estes	17,681,776	1,803,493	14,923,674
Brian J. Flornes	17,658,311	1,826,958	14,923,674
Dianne Hurley	17,756,530	1,728,739	14,923,674
Marvin R. O'Quinn	17,623,375	1,861,894	14,923,674
Valerie Richardson	17,691,296	1,793,973	14,923,674
Wilbur H. Smith III	17,677,139	1,808,130	14,923,674

The nine above-referenced nominees therefore were elected as our directors by the requisite vote of our stockholders necessary for approval.

Proposal 2. To consider and vote upon the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2023:

Shares For	Shares Against	Shares Abstained

33,120,235	502,492	786,216

The appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2023, therefore was ratified by the requisite vote of our stockholders necessary for approval.

Proposal 3. To approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes

15,066,673	2,434,709	1,983,887	14,923,674

The compensation of our named executive officers therefore was approved by the requisite vote of our stockholders, on an advisory basis.

Proposal 4. To approve the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes

15,603,045	2,038,146	1,844,078	14,923,674

The American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan therefore was approved by the requisite vote of our stockholders.

No other proposals were submitted to a vote of our stockholders at the annual meeting.

Item 8.01 Other Events.

On June 15, 2023, our board of directors authorized a distribution to our Class T and Class I stockholders of record as of the close of business on June 28, 2023, for the quarter commencing on April 1, 2023 and ending on June 30, 2023. The quarterly distribution will be equal to $0.25 per share of our common stock, which is equal to an annualized distribution rate of $1.00 per share. The second quarter distribution will be paid in cash on or about July 13, 2023, only from legally available funds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
June 16, 2023
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President